Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Daniel A. Bergeron, Chief Financial Officer, of RBC Bearings Incorporated (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i) the Quarterly Report on Form 10-Q for the period ended December 29, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 7, 2008

/s/ Daniel A. Bergeron
Daniel A. Bergeron
Chief Financial Officer